Exhibit 4.1

FBR SECURITIZATION TRUST 2005-3,
as Issuer
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Securities Administrator
and
HSBC BANK USA, NATIONAL ASSOCIATION,
as Indenture Trustee

INDENTURE
Dated as of October 1, 2005

FBR Securitization Trust 2005-3
Callable Mortgage-Backed Notes, Series 2005-3

i

ii

iii

     This INDENTURE, dated as of October 1, 2005, is by and among FBR SECURITIZATION TRUST 2005-3, a Delaware statutory trust, as issuer (the “Issuer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Securities Administrator (the “Securities Administrator”), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”).
     Each party agrees as follows for the benefit of the other party, and for the equal and ratable benefit of the Noteholders:
GRANTING CLAUSE
     The Issuer hereby Grants to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Noteholders, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in and to:
     (a) the Mortgage Loans and all interest, principal and applicable Prepayment Premiums due and received thereon or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Balance thereof;
     (b) the Accounts, and all amounts deposited therein pursuant to the Transfer and Servicing Agreement;
     (c) the property that secures each Mortgage Loan, including the Mortgaged Properties that have been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise;
     (d) any other assets and all interest and principal received on or with respect to each Mortgage Loan after the Cut-off Date to the extent not applied in computing the Cut-off Date Balance thereof;
     (e) the Issuer’s rights and benefits but none of its obligations under the Transfer and Servicing Agreement (including the Issuer’s right to cause the Originators or the Seller to repurchase Mortgage Loans from the Issuer), and, to the extent they relate to the Mortgage Loans, the Purchase Agreements;
     (f) the Issuer’s rights and benefits but none of its obligations under the Custodial Agreement;
     (g) the Mortgage Insurance Policy issued by Mortgage Guaranty Insurance Corporation;
     (h) the Issuer’s rights and benefits but none of its obligations under the Cap Agreement; and
     (i) all present and future claims, demands and causes of action in respect of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing ((a) through (i), collectively, the “Trust Fund”).
     The foregoing Grant is made in trust to secure (a) the payment of principal of and interest on the Notes, as well as any other amounts owing in respect thereof in accordance with their terms and (b) the payment of all other sums payable under the Indenture with respect to the Notes, all of which is to be done in compliance with the provisions of this Indenture.
     The Indenture Trustee, on behalf of the Noteholders, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.1 Definitions.
     (a) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.
     Act: As defined in Section 11.3.
     Applicants: As defined in Section 7.2.
     Beneficial Noteholder: One or more persons owning an interest in a Book-Entry Note.
     Book-Entry Notes: Beneficial interests in Notes, the ownership and transfer of which shall be evidenced or made through book entries by a Depository as described in Section 2.9; provided, however, that after the occurrence of a condition whereupon Definitive Notes are to be issued to Noteholders, such Book-Entry Notes shall no longer be “Book-Entry Notes.”
     Certificate: The certificate evidencing the ownership interest in the Issuer.
     Class Principal Amount: As defined in the Transfer and Servicing Agreement.
     Clearstream: Clearstream Banking, société anonyme, or any successor thereto.
     Closing Date: November 9, 2005.
     Definitive Notes: The meaning specified in Section 2.9.
     Depositor: FBR Securitization, Inc., or any successor thereto.
     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Euroclear: Euroclear SA/NV, as operator of the “Euroclear System.”
     Executive Officer: With respect to any corporation or limited liability company, the chief executive officer, chief operating officer, chief financial officer, president, manager, executive vice president, any vice president, the secretary or the treasurer of such entity; and with respect to any partnership, any general partner thereof.
     Global Notes: As defined in Section 2.1.
     Grant: To mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Trust Fund or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Trust Fund and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.
     Indenture Default: Any occurrence that is, or with notice or the lapse of time or both would become, an Indenture Event of Default.
     Indenture Event of Default: The meaning specified in Section 5.1.
     Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in Section 11.1, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read and satisfies the definition of “Independent” in the Transfer and Servicing Agreement.
     Issuer: FBR Securitization Trust 2005-3, or any successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.
     Issuer Order: A written order signed in the name of the Trust by any one of its Authorized Officers and delivered to the Securities Administrator or the Indenture Trustee.
     Master Servicer: Wells Fargo Bank, National Association, or any successor thereto.
     Mortgage Insurance Policy: The Mortgage Insurance Policy issued by Mortgage Guaranty Insurance Corporation.
     Note or Notes: The Class A, Class M and Class N Notes, the forms of which are attached hereto as Exhibits A-1 (with respect to the Offered Notes) and A-2 (with respect to the Class N Notes).

     Noteholder: The Person that is the registered holder of a Note as reflected in the Note Register.
     Note Register: As defined in Section 2.4.
     Note Registrar: The initial Note Registrar shall be the Securities Administrator.
     Officer’s Certificate: A certificate signed by any Authorized Officer of the Issuer under the circumstances described in Section 11.1 and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer.
     Originators: Fremont Investment & Loan and its successors in interest and assigns.
     Outstanding: As of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:
     (a) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;
     (b) Notes the payment for which money in the necessary amount has been theretofore deposited with the Securities Administrator or any Paying Agent in trust for the Noteholders; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Securities Administrator; and
     (c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;
provided, that in determining whether Noteholders representing the requisite percentage of the then-outstanding Notes by aggregate Class Principal Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Operative Agreement, those Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Servicer, the Seller, the Originators or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding. In determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded (unless such action requires the consent, waiver, request or demand of the Noteholders representing 100% of the aggregate Class Principal Amount of the Notes and the Notes representing 100% of the aggregate Class Principal Amount of the Notes are registered in the name of one or more of the foregoing entities). Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Servicer, the Seller, the Originators, or any Affiliate of any of the foregoing Persons.

     Paying Agent: The Securities Administrator, initially, or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 and is authorized by the Issuer to make payments to and distributions from the Payment Account, including payments of principal of or interest on the Notes on behalf of the Issuer.
     Permitted Transferee: Means (i) a single entity for federal income tax purposes that qualifies as (a) a REIT, (b) a Qualified REIT Subsidiary, or (c) an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a Qualified REIT Subsidiary or (ii) a lender or repurchase agreement counterparty in a repurchase agreement or secured lending transaction that qualifies as a borrowing for federal income tax purposes.
     Plan: As defined in Section 2.3(a).
     Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.
     Prohibited Transaction Class Exemption or PTCE: Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or other similar applicable exemption.
     Prospective Noteholder: Each prospective purchaser and any subsequent transferee of a Note.
     Qualified REIT Subsidiary: A direct or indirect 100% owned subsidiary of a REIT that satisfies the requirements of Section 856(i) of the Code.
     QIB: A “qualified institutional buyer” as defined in Rule 144A under the Securities Act.
     Record Date: As to any Payment Date for any Book-Entry Notes, the last Business Day preceding such Payment Date, and as to any Payment Date for any Definitive Notes, the last Business Day of the month preceding each Payment Date.
     Redemption Date: In the case of a redemption of the Notes pursuant to Section 10.1, the Payment Date specified by the Indenture Trustee in the notice delivered pursuant to Section 10.2.
     Retained Notes: Those certain Classes, or portions of Classes, of Notes that are held by the Certificateholder or one of its affiliates.
     REIT: A real estate investment trust within the meaning of Section 856 of the Code.
     Securities Act: The Securities Act of 1933, as amended, including any rules or regulations enacted thereunder.
     Seller: MHC I, Inc., or any successor thereto.

     Servicer: Wells Fargo Bank, National Association, or any successor thereto, will service the mortgage loans from and after the servicing transfer date, expected to occur as of January 1, 2006. From the Closing Date until the servicing transfer date, Fremont Investment & Loan will service the mortgage loans.
     Similar Law: As defined in Section 2.3(a).
     STAMP: As defined in Section 2.4 hereof.
     State: Any one of the 50 States of the United States of America or the District of Columbia.
     Transfer and Servicing Agreement: The Transfer and Servicing Agreement, dated as of October 1, 2005, among the Issuer, the Depositor, the Seller, the Credit Risk Manager, the Servicer, the Master Servicer, the Securities Administrator and the Indenture Trustee, as such may be amended or supplemented from time to time.
     Trust Fund: As defined in the Granting Clause of this Indenture.
     Trust Indenture Act or TIA: The Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.
     (b) Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Transfer and Servicing Agreement or the Owner Trust Agreement, as applicable.
     SECTION 1.2 Incorporation by Reference of Trust Indenture Act.
     (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “Commission” means the Securities and Exchange Commission;
     “indenture securities” means the Notes;
     “indenture security holder” means a Noteholder;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Indenture Trustee; and
     “obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.
     (b) All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by rule of the Securities and Exchange Commission have the respective meanings assigned to them by such definitions.

     SECTION 1.3 Rules of Construction.
     Unless the context otherwise requires:
     (i) a term has the meaning assigned to it;
     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;
     (iii) “or” is not exclusive;
     (iv) “including” means including without limitation;
     (v) words in the singular include the plural and words in the plural include the singular;
     (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns;
     (vii) terms defined in the UCC and not otherwise defined herein shall have the meaning assigned to them in the UCC; and
     (viii) to “U.S. dollars,” “dollars,” or the sign “$” shall be construed as references to United States dollars which are freely transferable by residents and non-residents of the United States of America and convertible by such persons into any other freely convertible currency unless such transferability or convertibility is restricted by any law or regulation of general application in which event references to “U.S. dollars,” “dollars,” or the sign “$” shall be construed as references to such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America, and “cents” shall be construed accordingly.

ARTICLE II
THE NOTES
     SECTION 2.1 Form.
     The Notes shall be designated as the “FBR Securitization Trust 2005-3 Callable Mortgage-Backed Notes, Series 2005-3.” The Class A and Class M Notes shall be in substantially the same form as set forth in Exhibit A-1 and the Class N Notes shall be in substantially the same form as set forth in Exhibit A-2, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.
     The Definitive Notes and the global notes representing the Book-Entry Notes (the “Global Notes”) shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.
     Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A-1 and Exhibit A-2 are part of the terms of this Indenture.
     SECTION 2.2 Execution, Authentication and Delivery.
     The Notes shall be executed on behalf of the Issuer by any Authorized Officer of the Owner Trustee. The signature of any such Authorized Officer on the Notes may be manual or facsimile.
     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Owner Trustee shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
     The Note Registrar shall, upon Issuer Order, authenticate and deliver the Notes for original issue in the aggregate principal or notional amounts with respect to each Class as specified below:

Class	Initial Class	Maturity
Designation	Principal Amount	Date
AV1	$352,580,000	October 2035
AV2-1	173,830,000	October 2035
AV2-2	85,480,000	October 2035
AV2-3	107,180,000	October 2035
AV2-4	75,250,000	October 2035
M-1	30,550,000	October 2035

Class	Initial Class	Maturity
Designation	Principal Amount	Date
M-2	30,060,000	October 2035
M-3	19,390,000	October 2035
M-4	14,540,000	October 2035
M-5	12,600,000	October 2035
M-6	9,690,000	October 2035
M-7	9,690,000	October 2035
M-8	9,690,000	October 2035
M-9	9,690,000	October 2035
M-10	9,776,000	October 2035
N-1	25,200,000	October 2035
N-2	4,000,000	October 2035
     The aggregate principal amounts of such Classes of Notes that are Outstanding at any time may not exceed such respective amounts.
     The Notes will be issued in minimum principal amount denominations of $100,000 and integral multiples of $1 in excess thereof.
     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Securities Administrator by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
     SECTION 2.3 Limitation on Transfer of Notes.
     (a) No Definitive Note shall be transferred unless the Note Registrar shall have received a representation from the transferee of such Note, satisfactory to the Note Registrar (such requirement is satisfied only by the Note Registrar’s receipt of a transfer affidavit from the transferee substantially in the form of Exhibit B hereto), to the effect that:
     (i) such transferee is not an employee benefit plan or other plan or arrangement subject to Title I of ERISA or Section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) or other employee benefit plan or arrangement that is subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (each, a “Plan”) or any Person who is directly or indirectly purchasing such Note or interest therein on behalf of or with “plan assets” (as defined under the Department of Labor Regulation (the “DOL Regulations”) at 29 C.F.R. Section 2510.3-101) or corresponding provisions of Similar Law) of a Plan; or
     (ii) the acquisition and holding of the Note or any interest therein will not give rise to a nonexempt prohibited transaction under ERISA, the Code or Similar Law.
     In the case of a Note that is a Book-Entry Note, for purposes of clauses (i) or (ii) of the preceding paragraph, such representations shall be deemed to have been made to the Note

Registrar by the transferee’s acceptance of such Note that is also a Book-Entry Note (or the acceptance by a Beneficial Noteholder of the beneficial interest in such Note).
     None of the Issuer, the Indenture Trustee, the Note Registrar, the Securities Administrator or the Depositor shall have any liability to any Person for any registration of transfer of any Note that is in fact not permitted by this Section 2.3(a) or for the Indenture Trustee or the Securities Administrator (or any Paying Agent on their behalf) making any payments due on such Note to its Noteholder thereof or taking any other action with respect to such Noteholder under the provisions of this Indenture so long as the transfer was registered by the Note Registrar in accordance with the foregoing requirements. In addition, none of the Issuer, the Indenture Trustee, the Note Registrar, the Securities Administrator or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any Note in the form of a Book-Entry Note, and none of the Issuer, the Indenture Trustee, the Note Registrar, the Securities Administrator or the Depositor shall have any liability for transfers of Book-Entry Notes or any interests therein made in violation of the restrictions on transfer described in the Prospectus and this Indenture.
     In the event that a Note is transferred to a Person that does not meet the requirements of this Section 2.3, such transfer shall be of no force and effect, shall be void ab initio and shall not operate to transfer any rights to such Person, notwithstanding any instructions to the contrary to the Issuer, the Indenture Trustee, the Note Registrar or any intermediary. The Securities Administrator shall not make any payments on such Note for as long as such Person is the Noteholder of such Note.
     The Issuer shall cause each Note to contain a legend substantially similar to the applicable legend provided in Exhibit A-1 and Exhibit A-2 hereto stating that the transfer of such Notes is subject to certain restrictions as set forth herein.
     (b) Any purported transfer of a Note (or any interest therein) not in accordance with this Section 2.3 shall be void ab initio and shall not be given effect for any purpose hereunder.
     (c) Any Retained Notes will be subject to the same transfer restrictions applicable to the Certificate as set forth in section 3.3 of the Owner Trust Agreement unless either (a) the Retained Notes are sold to a party that is a taxable REIT subsidiary or is not affiliated with the owner of the Certificate and at the time of such sale: (i) the owner of the Certificate is a Permitted Transferee; (ii) no modifications have been made to the transaction documents; (iii) the respective ratings of the Retained Notes as of the date of such sale is not lower than the rating of such Retained Note as of the closing date; and (iv) no adverse changes have been made to (or that would adversely affect the application of) the legal authorities applicable to the closing date tax opinion or (b) the holder of the Retained Notes otherwise receives a “will be debt” tax opinion from a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization. For purposes of this Section 2.3(c), in determining whether a holder of Retained Notes complies with the provisions of Section 3.3 of the Owner Trust Agreement, such holder will be deemed to be the Certificateholder.
     (d) None of the Issuer, the Note Registrar, the Securities Administrator or the Indenture Trustee will have the ability, duty or obligation to monitor transfers of the Notes while they are in book-entry form and will have no liability for transfers of Book-Entry Notes in violation of any of the transfer restrictions described in this Section 2.3.
     (e) No transfer, sale, pledge or other disposition of any Class N Note or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Class N Note is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositor or one of its Affiliates), then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the Noteholder desiring to effect such transfer substantially in the form attached as Exhibit C-1 hereto (which in the case of Book-Entry Notes, the Note Owner will be deemed to have represented such certification) and a certificate from such Noteholder’s prospective transferee substantially in the form attached as Exhibit C-2 hereto (which in the case of the Book-Entry Notes, the Note Owner’s prospective transferee will be deemed to have represented such certification). None of the Issuer, the Depositor, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification. Any Noteholder desiring to effect a transfer of Notes or interests therein shall, and does hereby agree to, indemnify the Issuer, the Depositor, the Securities Administrator, the Owner Trustee, the Indenture Trustee and the Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.
     (f) Notwithstanding the foregoing, neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any Class N Note by the Depositor to an Affiliate of the Depositor or by an Affiliate to another Affiliate (in which case, the Depositor or any Affiliate thereof shall be deemed to have represented that such Affiliate is not a Plan or any Person investing “plan assets” of any Plan) and the Note Registrar shall be entitled to conclusively rely upon a representation (which, upon the request of the Note Registrar, shall be a written representation) from the Depositor of the status of such transferee as an Affiliate of the Depositor.
     SECTION 2.4 Registration; Registration of Transfer and Exchange.
     The Issuer shall cause the Note Registrar to keep a register (the “Note Register”) in which, subject to such reasonable regulations as the Note Registrar may prescribe and the restrictions on transfers of the Notes set forth herein, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Securities Administrator shall be the initial Note Registrar. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar. If a Person other than the Indenture Trustee or the Securities Administrator is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee and the Securities Administrator prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register.

     The Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.
     Subject to Section 2.3, upon surrender for registration of transfer of any Note at the office of the Note Registrar to be maintained as provided in Section 3.2, the Issuer shall execute, and the Note Registrar shall authenticate upon receipt of an Issuer Order and the Noteholder shall be entitled to obtain from the Note Registrar, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount.
     At the option of the Noteholder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Note Registrar shall authenticate upon receipt of an Issuer Order and the Noteholder shall be entitled to obtain from the Note Registrar, the Notes which the Noteholder making the exchange is entitled to receive.
     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
     Every Note presented or surrendered for registration of transfer or exchange shall be (a) duly endorsed by the Noteholder thereof, or accompanied by a written instrument of transfer satisfactory to the Note Registrar and (b) duly executed by the Noteholder thereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the Note Registrar’s requirements, including membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or another “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP.
     No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to this Section 2.4 not involving any transfer.
     The preceding provisions of this Section notwithstanding, the Note Registrar need not register and shall not be required to transfer or exchange those Notes selected for redemption for a period of 15 days preceding the due date for any payment with respect to such Note.
     SECTION 2.5 Mutilated, Destroyed, Lost or Stolen Notes.
     If (a) any mutilated Note is surrendered to the Note Registrar, or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Note Registrar such security or indemnity as may be required by it to hold the Issuer and the Note Registrar harmless, then, in the absence of actual notice to the Issuer, Note

Registrar or Indenture Trustee that such Note has been acquired by a protected purchaser, and upon certification provided by the Noteholder of such Note that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, the Indenture Trustee and the Note Registrar shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Indenture Trustee or the Note Registrar in connection therewith.
     Upon the issuance of any replacement Note under this Section, the Issuer, the Indenture Trustee or the Note Registrar may require the payment by the Noteholder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.
     Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
     SECTION 2.6 Persons Deemed Noteholders.
     Prior to due presentment for registration of transfer of any Note, the Issuer, the Note Registrar, the Indenture Trustee and any of their agents may treat the Person in whose name any Note is registered (as of the day of determination) as the Noteholder of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Note Registrar, the Indenture Trustee or any of their agents shall be affected by notice to the contrary.

     SECTION 2.7 Payment of Principal and Interest.
     (a) On each Payment Date, the Indenture Trustee, or the Paying Agent on its behalf, will be required to make payments of principal and interest on the Notes from amounts available therefor in accordance with Section 7.7 of the Transfer and Servicing Agreement.
     (b) Any installment of interest or principal payable on any Note shall be paid on the applicable Payment Date to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the related Record Date, by check, mailed first-class postage prepaid to such Person’s address as it appears on the Note Register on such Record Date or, upon written request made to the Paying Agent at least five Business Days prior to the related Record Date, by the Noteholder having an initial Class Principal Amount of not less than $2,500,000, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Noteholder, except that, unless Definitive Notes have been issued pursuant to Section 2.11, with respect to Notes registered on such Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable Maturity Date for such class of Notes (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1), which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.
     (c) Each class of Notes shall accrue interest at the Note Interest Rate as set forth in the Transfer and Servicing Agreement, and such interest shall be payable on each Payment Date, subject to Section 3.1.
     (d) Interest shall be computed on each class of Offered Notes on the basis of a 360-day year and the actual number of days elapsed in each Interest Accrual Period. Interest shall be computed on the Class N Notes on the basis of a 360-day year consisting of twelve 30-day months, regardless of the actual number of days elapsed. With respect to each class of Offered Notes then Outstanding, the Securities Administrator shall determine LIBOR for each applicable Interest Accrual Period on the second LIBOR Business Day prior thereto, in accordance with the provisions of the Transfer and Servicing Agreement. All interest payments on each class of Notes shall be made pro rata by Percentage Interest to the Noteholders of such Class entitled thereto.
     (e) The principal of the Notes shall be payable in installments on each Payment Date as provided herein and in accordance with Section 7.7 of the Transfer and Servicing Agreement. The entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Indenture Event of Default shall have occurred and be continuing if the Indenture Trustee or the Noteholders representing not less than a majority of the then-outstanding Notes by aggregate Class Principal Amount have declared the Notes to be immediately due and payable in the manner provided in Section 5.2. All principal payments on a class of Notes shall be made pro rata by Percentage Interest to the Noteholders of such Class entitled thereto.

     (f) The Note Registrar shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile no later than five Business Days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.
     SECTION 2.8 Cancellation.
     All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Note Registrar and shall be promptly cancelled by the Note Registrar. The Issuer may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Note Registrar. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Note Registrar in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Note Registrar.
     SECTION 2.9 Book-Entry Notes.
     (a) Each class of Notes will be issued in the form of typewritten Notes or Global Notes representing the Book-Entry Notes, to be delivered to the initial Depository or to the Securities Administrator as custodian for the initial Depository by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Noteholder thereof will receive a Definitive Note representing such Noteholder’s interest in such Note, except as provided in Section 2.11.
     (b) Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to such Noteholders in exchange for the Global Notes representing the Book-Entry Notes pursuant to Section 2.11:
     (i) the provisions of this Section shall be in full force and effect;
     (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Book-Entry Notes and the giving of instructions or directions hereunder) as the sole holder of the Book-Entry Notes, and shall have no obligation to the Noteholders;
     (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control; and

     (iv) the rights of the Beneficial Noteholders shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Noteholders and the Depository and/or the Depository Participants.
     (c) Unless and until Definitive Notes are issued in exchange for the Global Notes representing the Book-Entry Notes pursuant to Section 2.11:
     (i) the Note Registrar shall not register any transfer of a beneficial interest in a Book-Entry Note;
     (ii) the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and
     (iii) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the then-outstanding Notes by aggregate Class Principal Amount, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from the Beneficial Noteholders and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.
     SECTION 2.10 Notices to Depository.
     Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Noteholders pursuant to Section 2.11, the Securities Administrator shall give all such notices and communications specified herein to be given to the Beneficial Noteholders to the Depository, and shall have no obligation to such Noteholders.
     SECTION 2.11 Definitive Notes.
     (a) Definitive Notes for Book-Entry Notes. If (i) the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Issuer is unable to locate a qualified successor or (ii) after the occurrence of an Indenture Event of Default, the Beneficial Noteholders representing beneficial interests aggregating at least a majority of the then-outstanding Book-Entry Notes by aggregate Class Principal Amount advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of such Beneficial Noteholders, then the Depository shall notify all Noteholders, the Beneficial Noteholders, the Note Registrar, the Securities Administrator and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to the Beneficial Noteholders requesting the same. Upon surrender to the Securities Administrator of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and upon receipt of an Issuer Order the Note Registrar shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the

Indenture Trustee and the Note Registrar shall recognize the former Beneficial Noteholders as holders of the Definitive Notes and as Noteholders.
     SECTION 2.12 Tax Treatment.
     The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Fund. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Noteholder by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income and franchise tax purposes as indebtedness of the Issuer, except that any Retained Notes shall not be treated as issued and outstanding indebtedness for federal income tax purposes.
ARTICLE III
COVENANTS
     SECTION 3.1 Payment of Principal and Interest.
     The Issuer will duly and punctually pay (or will cause to be duly and punctually paid) the principal of and interest on the Notes in accordance with the terms of the Notes, the Transfer and Servicing Agreement and this Indenture. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture. In order to receive payments free from or at a reduced rate of withholding, each Noteholder, Beneficial Noteholder and any transferees thereof agree and acknowledges that no legal or beneficial interest in all or any portion of any Note may be obtained or transferred unless such person provides to the Note Registrar a duly executed Internal Revenue Service (“IRS”) Form W-9, IRS Form W-8BEN, IRS Form W-8IMY (together with all appropriate attachments), or IRS Form W-8ECI (or in each case the appropriate successor form) claiming complete exemption from, or a reduced rate of, United States federal withholding tax. Each such form must be signed under penalties of perjury and replaced every three years (or earlier of there is a change in information) or as required by law.
     The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Trust Fund as provided in this Indenture. The Issuer shall not otherwise be liable for payments of the Notes, and none of the owners, agents, officers, directors, employees, or successors or assigns of the Issuer shall be personally liable for any amounts payable, or performance due, under the Notes or this Indenture. If any other provision of this Indenture shall be deemed to conflict with the provisions of this Section 3.1, the provisions of this Section 3.1 shall control.
     SECTION 3.2 Maintenance of Office or Agency.
     The Note Registrar on behalf of the Issuer will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.

     SECTION 3.3 Money for Payments to be Held in Trust.
     (a) As provided in Section 2.7, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account and paid pursuant to the Transfer and Servicing Agreement shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from such account for payments with respect to the Notes shall be paid over to the Issuer except as provided in this Section.
     (b) Any Paying Agent shall be appointed by Issuer Order with written notice thereof to the Indenture Trustee; provided that the Securities Administrator is appointed hereby as the initial Paying Agent. Any Paying Agent appointed by the Issuer shall be a Person that would be eligible to be Indenture Trustee hereunder as provided in Section 6.11. The Issuer shall not appoint any Paying Agent (other than the Securities Administrator or the Indenture Trustee) which is not, at the time of such appointment, an institution:
     (i) that has:
          (A) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1” or long-term unsecured debt obligations are rated at least “A-” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 365 days; or
          (B) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-1” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement; or
     (ii) that is the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.
     (c) The Issuer shall cause each Paying Agent other than the Indenture Trustee and the initial Paying Agent (who hereby makes the covenants set forth below) to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:
     (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;
     (ii) give the Indenture Trustee notice of any default by the Issuer of which the Paying Agent has actual knowledge in the making of any payment required to be made with respect to the Notes;

     (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;
     (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and
     (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to reporting requirements applicable to original issue discount, the accrual of market discount or the amortization of premium on the Notes, the Depositor shall have first provided the calculations pertaining thereto and the amount of any resulting withholding taxes to the Indenture Trustee and the Paying Agent.
     (d) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     (e) Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Order; and the Noteholder thereof shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall give notice to the remaining Noteholders to surrender their Notes for cancellation and notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notice, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee or Paying Agent shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

     SECTION 3.4 Existence.
     (a) The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Trust Fund and each other instrument or agreement included in the Trust Fund.
     (b) Any successor to the Owner Trustee appointed pursuant to Section 9.2 of the Owner Trust Agreement shall be the successor Owner Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.
     (c) Upon any consolidation or merger of or other succession to the Owner Trustee, the Person succeeding to the Owner Trustee under the Owner Trust Agreement may exercise every right and power of the Owner Trustee under this Indenture with the same effect as if such Person had been named as the Owner Trustee herein.
     SECTION 3.5 Protection of Trust Fund.
     (a) The Issuer, from time to time, will execute, deliver and file all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:
     (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;
     (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;
     (iii) enforce any rights with respect to the Trust Fund; or
     (iv) preserve and defend title to the Trust Fund and the rights of the Indenture Trustee and the Noteholders in such Trust Fund against the claims of all persons and parties.
     (b) The Issuer hereby designates the Indenture Trustee as its agent and attorneys-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.5 and hereby authorizes either of them to file in any filing office any financing statement, amendment to financing statement, or continuation statement required to be executed pursuant to this Section 3.5.

     SECTION 3.6 Opinions as to Trust Fund.
     On the Closing Date, the Issuer shall furnish to the Securities Administrator and the Indenture Trustee an Opinion of Counsel to the effect that either, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to make effective the lien and security interest of this Indenture, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.
     SECTION 3.7 Performance of Obligations.
     (a) The Issuer will not take any action and will use commercially reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Fund or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Transfer and Servicing Agreement or any other Operative Agreement.
     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.
     (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Operative Agreements, the Note Insurance Agreements and in the instruments and agreements included in the Trust Fund, including but not limited to filing or causing to be filed all financing statements and continuation statements required to be filed by the terms of this Indenture, the Transfer and Servicing Agreement and any other Operative Agreement or Note Insurance Agreement in accordance with and within the time periods provided for herein and therein.
     (d) If a Responsible Officer of the Owner Trustee shall have written notice or actual knowledge of the occurrence of an Indenture Event of Default under the Transfer and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and each Rating Agency thereof.
     (e) As promptly as possible after the giving of notice of termination to the Master Servicer of the Master Servicer’s rights and powers pursuant to Section 9.1(a) of the Transfer and Servicing Agreement, the Indenture Trustee shall proceed in accordance with Section 9.1 and 9.2 of the Transfer and Servicing Agreement.
     (f) The Issuer agrees:
     (i) that it will not, without the prior written consent of the Indenture Trustee, or the Noteholders representing at least a majority of the then-outstanding Notes by aggregate Class Principal Amount affected thereby, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of the Trust Fund or the Operative Agreements (except to the extent otherwise provided in any such Operative Agreement), or waive timely performance or observance by the Master Servicer, the Securities Administrator, the Servicer or the Depositor of their respective duties under the Transfer and Servicing Agreement; and
     (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, payments that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Noteholders representing the aforesaid percentage of the then-outstanding Notes by Class Principal Amount affected thereby.
     If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Noteholders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.
     SECTION 3.8 Negative Covenants.
     So long as any Notes are Outstanding, the Issuer shall not:
     (a) except as expressly permitted by this Indenture or the Transfer and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Fund, unless directed to do so by the Indenture Trustee;
     (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Fund;
     (c) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Fund or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case with respect to any Trust Fund and arising solely as a result of an action or omission of a mortgagor or as otherwise permitted in the Transfer and Servicing Agreement) or (iii) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) or as otherwise permitted in the Transfer and Servicing Agreement) security interest in the Trust Fund;
     (d) dissolve or liquidate in whole or in part or merge or consolidate with any other Person; or

     (e) except with the prior written consent of the Noteholders, take any action described in Section 5.6 of the Owner Trust Agreement; or
     (f) take any action or fail to take any action that would result in an entity level tax on the Trust.
     SECTION 3.9 Annual Statement as to Compliance.
     The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 2005), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:
     (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and
     (ii) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.
     SECTION 3.10 No Other Business.
     The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Trust Fund in the manner contemplated by this Indenture and the Operative Agreements and activities incidental thereto.
     SECTION 3.11 No Borrowing.
     The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than the Notes.
     SECTION 3.12 Guarantees, Loans, Advances and Other Liabilities.
     Except as contemplated by the Transfer and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.
     SECTION 3.13 Capital Expenditures.
     The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     SECTION 3.14 [Reserved]
     SECTION 3.15 Restricted Payments.
     The Issuer shall not, directly or indirectly, (a) pay any dividend or make any payment (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any holder of a beneficial interest in the Issuer or otherwise with respect to any Certificate or equity interest or security in or of the Issuer, (b) redeem, purchase, retire or otherwise acquire for value any such Certificate or equity interest or security or (c) set aside or otherwise segregate any amounts for any such purpose; provided, however, the Issuer may make, or cause to be made, payments and distributions as contemplated by, and to the extent funds are available for such purpose under, the Transfer and Servicing Agreement, this Indenture or the other Operative Agreements. The Issuer will not, directly or indirectly, make payments to or from the Payment Account except in accordance with this Indenture and the Operative Agreements.
     SECTION 3.16 Notice of Events of Default.
     The Issuer shall promptly, and in no event more than three Business Days following such event, give the Indenture Trustee, the Securities Administrator and each Rating Agency written notice of each Indenture Event of Default hereunder, and each default on the part of the Master Servicer, the Depositor or the Servicer of its obligations under the Transfer and Servicing Agreement, to the extent a Responsible Officer of the Owner Trustee shall have written notice or actual knowledge thereof.
     SECTION 3.17 Further Instruments and Acts.
     Upon request of the Indenture Trustee or the Securities Administrator, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
     SECTION 3.18 Covenants of the Issuer.
     All covenants of the Issuer in this Indenture are covenants of the Issuer and are not covenants of the Owner Trustee in its individual capacity. The Owner Trustee is, and any successor Owner Trustee under the Owner Trust Agreement will be, entering into this Indenture on behalf of the Issuer solely as Owner Trustee under the Owner Trust Agreement and not in its respective individual capacity, and in no case whatsoever shall the Owner Trustee or any such successor Owner Trustee be personally liable on, or for any loss in respect of, any of the statements, representations, warranties or obligations of the Issuer hereunder, as to all of which the parties hereto agree to look solely to the property of the Issuer.
     SECTION 3.19 Representations and Warranties of the Issuer.
     (a) With respect to the Mortgage Notes, the Issuer represents and warrants that:
     (i) This Indenture creates a valid and continuing security interest (as defined in the UCC) in the Mortgage Notes in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;
     (ii) The Mortgage Notes constitute “instruments” within the meaning of the applicable UCC;
     (iii) The Issuer owns and has good title to the Mortgage Notes free and clear of any lien, claim or encumbrance of any Person;
     (iv) The Issuer has received all consents and approvals required by the terms of the Mortgage Notes to the pledge of the Mortgage Notes hereunder to the Indenture Trustee;
     (v) All original executed copies of each Mortgage Note have been or will be delivered to the Indenture Trustee (or the Custodian), as set forth in the Transfer and Servicing Agreement;
     (vi) The Issuer has received a written acknowledgement from the Indenture Trustee (or the Custodian) that it is holding the Mortgage Notes solely on behalf and for the benefit of the Indenture Trustee;
     (vii) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Notes. The Issuer has not authorized the filing of and is not aware of any current or terminated financing statements against the Issuer that include a description of the collateral covering the Mortgage Notes, other than a financing statement relating to the security interest granted to the Indenture Trustee hereunder. The Issuer is not aware of any judgment or tax lien filings against the Issuer; and
     (viii) None of the Mortgage Notes has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.
     (b) With respect to the Contract Rights, the Issuer represents and warrants that:
     (i) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Issuer’s rights and benefits in the Transfer and Servicing Agreement, the Custodial Agreement, the Purchase Agreements and the Cap Agreement (collectively, the “Contract Rights”) in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer;
     (ii) The Contract Rights constitute “general intangibles” within the meaning of the applicable UCC;
     (iii) The Issuer owns and has good and marketable title to the Contract Rights free and clear of any lien, claim or encumbrance of any Person;

     (iv) The Issuer has received all consents and approvals required by the terms of the Contract Rights to the pledge of the Contract Rights hereunder to the Indenture Trustee;
     (v) The Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdiction under the applicable law in order to perfect the security interest in the Contract Rights granted to the Indenture Trustee hereunder;
     (vi) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Contract Rights. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Contract Rights other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filing against the Issuer.
     (c) The representations and warranties set forth in this Section 3.19 shall survive the Closing Date and shall not be waived.
ARTICLE IV
SATISFACTION AND DISCHARGE
     SECTION 4.1 Satisfaction and Discharge of Indenture.
     This Indenture shall cease to be of further effect with respect to the Notes, except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) the rights and immunities of the Indenture Trustee and the Securities Administrator (including in respect of its other capacities) under the Transfer and Servicing Agreement and hereunder (including the rights of the Indenture Trustee under Section 6.7) and the obligations of the Indenture Trustee and the Securities Administrator under Sections 3.3 and 4.2), and (e) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Securities Administrator payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:
     (a) the Transfer and Servicing Agreement has been terminated pursuant to Section 9.1 thereof;
     (b) either:

     (A) all Notes theretofore authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (2) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Note Registrar for cancellation; or
     (B) all Notes not theretofore delivered to the Note Registrar for cancellation
     (1) have become due and payable,
     (2) will become due and payable at the applicable Maturity Date within one year, or
     (3) are to be called for redemption within one year under arrangements satisfactory to the Securities Administrator for the giving of notice of redemption by the Securities Administrator in the name and at the expense of the Issuer, and the Issuer, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the Securities Administrator cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable) in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Securities Administrator for cancellation when due to the Maturity Date or Redemption Date (if the Notes are called for redemption pursuant to Section 10.1 hereof), as the case may be;
     (c) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer;
     (d) the Issuer has delivered to the Indenture Trustee and the Securities Administrator an Officer’s Certificate and an Opinion of Counsel at the Issuer’s expense, and, if required by the TIA, the Indenture Trustee or the Securities Administrator, an Independent Certificate from a firm of Accountants, each meeting the applicable requirements of Section 11.1 hereof and, subject to Section 11.2 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with; and
     (e) the Issuer has delivered to each Rating Agency notice of such satisfaction and discharge.

     SECTION 4.2 Application of Trust Money.
     All moneys deposited with the Securities Administrator pursuant to Sections 3.3 and 4.1 shall be held in trust and applied by the Securities Administrator in accordance with the provisions of the Notes, the Transfer and Servicing Agreement and this Indenture to the payment, either directly or through any Paying Agent, as the Securities Administrator may determine, to the Noteholders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Securities Administrator, of all sums due and to become due thereon for principal and interest. Such moneys need not be segregated from other funds except to the extent required herein or in the Transfer and Servicing Agreement or required by law.
     SECTION 4.3 Reserved.
     SECTION 4.4 Trust Money Received by Indenture Trustee.
     If the Indenture Trustee receives any moneys in respect of the Trust Fund (other than with respect to any amounts in respect of any payments or reimbursements of fees, expenses or indemnity amounts properly owing to the Indenture Trustee pursuant to the terms of any of the Operative Agreements), the Indenture Trustee shall remit promptly such funds to the Securities Administrator.
ARTICLE V
EVENTS OF DEFAULT; REMEDIES
     SECTION 5.1 Indenture Events of Default.
     An “Indenture Event of Default” shall be deemed to occur upon any one of the following events (whatever the reason for such Indenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in the payment of any Current Interest on the Offered Notes when the same becomes due and payable under Section 7.7 of the Transfer and Servicing Agreement, and such default continues for a period of five days, or default in the payment of the Interest Payment Amount in respect of the Class N Notes when the same becomes due and payable under Section 7.7 of the Transfer and Servicing Agreement, and such default continues for six consecutive Payment Dates;
     (b) failure to pay the entire principal, and interest due in respect of the Class N Notes, of any Note when the same becomes due and payable on a Payment Date or on the applicable Maturity Date;
     (c) failure to observe or perform any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by Noteholders representing at least 25% of the then-outstanding Notes by aggregate Class Principal Amount, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Indenture Default hereunder;
     (d) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Fund in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Fund, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;
     (e) the Trust becomes subject to United States federal income tax at the entity level;
     (f) the Trust becomes an investment company required to be registered under the Investment Company Act of 1940, as amended; or
     (g) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Fund, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.
     The Issuer shall deliver to the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Indenture Event of Default under clause (c), its status and what action the Issuer is taking or proposes to take with respect thereto.
     SECTION 5.2 Acceleration of Maturity; Rescission and Annulment.
     (a) If an Indenture Event of Default should occur and be continuing, then and in every such case the Indenture Trustee may, or at the direction of the Noteholders representing a majority of the then-outstanding Notes by aggregate Class Principal Amount shall, declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by the Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest on the Notes through the date of acceleration, shall become immediately due and payable.

     (b) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as provided hereinafter in this Article V, the Noteholders representing a majority of the then-outstanding Notes by aggregate Class Principal Amount, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:
     (i) the Issuer has paid or deposited with the Securities Administrator a sum sufficient to pay:
     (A) all payments of principal of and interest on all affected Notes and all other amounts that would then be due hereunder or upon such Notes if the Indenture Event of Default giving rise to such acceleration had not occurred; and
     (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and their agents and counsel; and
     (ii) all Indenture Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.
     No such rescission shall affect any subsequent default or impair any right consequent thereto.
     SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
     (a) In case the Issuer shall fail forthwith to pay amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may, in its discretion, or shall, at the direction of the Noteholders representing not less than a majority of the then-outstanding Notes by aggregate Class Principal Amount institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer upon such Notes and collect in the manner provided by law out of the property of the Issuer upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.
     (b) If an Indenture Event of Default occurs and is continuing, the Indenture Trustee may, in its discretion, or shall, at the direction of the Noteholders representing not less than a majority of the then-outstanding Notes by aggregate Class Principal Amount, as more particularly provided in Section 5.4, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (c) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Fund, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:
     (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith), and of the Noteholders allowed in such Proceedings;
     (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;
     (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and
     (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any Proceedings relative to the Issuer, its creditors and its property;
and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee. In the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is authorized to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred by it or its agents, and all advances made by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.
     (d) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
     (e) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee, shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders.
     (f) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.
     SECTION 5.4 Remedies; Priorities.
     (a) If an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee may, and at the direction of the Noteholders representing a majority of the then-outstanding Notes by aggregate Class Principal Amount, do one or more of the following (subject to Section 5.5):
     (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;
     (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Fund;
     (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and
     (iv) sell the Trust Fund or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;
provided, however, that the Indenture Trustee may not sell or otherwise liquidate any Trust Fund following an Indenture Event of Default, other than an Indenture Event of Default described in Section 5.1(a) or 5.1(b), unless (A) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes in respect of the Class Principal Amount and interest (including any Deferred Interest and Basis Risk Shortfall), (B) the proceeds of such sale or liquidation are sufficient to pay all amounts due and payable by the Issuer pursuant to the Operative Agreements; or (C) the Indenture Trustee determines that the Trust Fund will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Noteholders evidencing 66-2/3% of the then-outstanding Notes by aggregate Class Principal Amount. In determining such sufficiency or insufficiency with respect to clauses (A), (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Fund for such purpose.
     (b) If the Indenture Trustee collects any money or property pursuant to this Article V, such money or property shall be distributed in accordance with Section 7.7(f) of the Transfer and Servicing Agreement.
     SECTION 5.5 Optional Preservation of the Trust Fund.
     If the Notes have been declared to be due and payable under Section 5.2 following an Indenture Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may elect to maintain possession of the Trust Fund. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Fund. In determining whether to maintain possession of the Trust Fund, the Indenture Trustee may, but need not, obtain and rely upon an opinion (at the expense of the Issuer) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Fund for such purpose.
     SECTION 5.6 Limitation of Suits.
     (a) Other than as otherwise expressly provided herein in the case of an Indenture Event of Default, no Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (i) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Indenture Event of Default;
     (ii) Noteholders evidencing at least 25% of the then-outstanding Notes by aggregate Class Principal Amount have made written request to the Indenture Trustee to institute such Proceeding in respect of such Indenture Event of Default in its own name as Indenture Trustee hereunder;
     (iii) such Noteholder or Noteholders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;
     (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings;

     (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by Noteholders evidencing a majority of the then-outstanding Notes by aggregate Class Principal Amount.
     (b) It is understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.
     (c) In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the then-outstanding Notes by aggregate Class Principal Amount, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.
     SECTION 5.7 Unconditional Rights of Noteholders To Receive Principal and Interest.
     Notwithstanding any other provisions in this Indenture, any Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.
     SECTION 5.8 Restoration of Rights and Remedies.
     If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.
     SECTION 5.9 Rights and Remedies Cumulative.
     No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     SECTION 5.10 Delay or Omission Not a Waiver.
     No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Indenture Default or Indenture Event of Default shall impair any such right or remedy or constitute a waiver of any such Indenture Default or Indenture Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.
     SECTION 5.11 Control by Noteholders.
     (a) Except as otherwise provided in Section 5.2, the Noteholders evidencing a majority of the then-outstanding Notes by aggregate Class Principal Amount, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, that:
     (i) such direction shall not be in conflict with any rule of law or with this Indenture;
     (ii) in the case of the Noteholders exercising such right and subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Trust Fund must be submitted by the Noteholders representing not less than 66-2/3% of the then-outstanding Notes by aggregate Class Principal Amount; and
     (iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.
     (b) Notwithstanding the rights of the Noteholders set forth in Section 5.11(a) subject to Section 6.1(h) the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.
     SECTION 5.12 Waiver of Past Defaults.
     Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Noteholders evidencing at least a majority of the then-outstanding Notes by aggregate Class Principal Amount may waive, in writing, any past Indenture Default or Indenture Event of Default and its consequences except an Indenture Default (a) in payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof, which cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuer, the Indenture Trustee, and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereto.
     Upon any such waiver, such Indenture Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Indenture Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Indenture Default or Indenture Event of Default or impair any right consequent thereto.

     SECTION 5.13 Undertaking for Costs.
     All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder or group of Noteholders, in each case holding in the aggregate more than 10% of the then-outstanding Notes by aggregate Class Principal Amount or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).
     SECTION 5.14 Waiver of Stay or Extension Laws.
     The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     SECTION 5.15 Action on Notes.
     The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Fund or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 7.7(f) of the Transfer and Servicing Agreement.

     SECTION 5.16 Performance and Enforcement of Certain Obligations.
     (a) Promptly following a request from the Indenture Trustee to do so, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller, the Credit Risk Manager, the Depositor, the Master Servicer, the Servicer, the Securities Administrator, as applicable, of each of their obligations to the Issuer under or in connection with the Transfer and Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transfer and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller, the Depositor, the Credit Risk Manager, the Servicer, the Securities Administrator or the Master Servicer, as applicable, under the Transfer and Servicing Agreement and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller, the Credit Risk Manager, the Depositor, the Servicer, the Securities Administrator or the Master Servicer of each of their applicable obligations under Transfer and Servicing Agreement.
     (b) If an Indenture Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Noteholders evidencing a majority of the then-outstanding Notes by Class Principal Amount, shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Depositor, the Credit Risk Manager, the Master Servicer, the Servicer or the Securities Administrator under or in connection with the Transfer and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, the Depositor, the Master Servicer, the Credit Risk Manager, the Servicer or the Securities Administrator, of each of their applicable obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transfer and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.
ARTICLE VI
THE INDENTURE TRUSTEE
     SECTION 6.1 Duties of Indenture Trustee.
     (a) If an Indenture Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Indenture Event of Default:
     (i) the Indenture Trustee undertakes to perform only such duties as are specifically set forth in this Indenture and shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture; and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

     (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely upon certificates or opinions furnished to the Indenture Trustee as to the truth of the statements and the correctness of the opinions expressed therein; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.
     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, its own willful misconduct or its own bad faith, except that:
     (i) this paragraph does not limit the effect of paragraph (a) of this Section;
     (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with this Indenture or upon a direction received by it from the requisite Noteholders pursuant to Article V; and
     (iv) the Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of (A) any failure by the Issuer to comply with its obligations hereunder or in the Operative Agreements or (B) any Indenture Default or Indenture Event of Default, unless a Responsible Officer of the Indenture Trustee assigned to and working in its corporate trust department obtains actual knowledge of such Indenture Default or Indenture Event of Default or shall have received written notice thereof. In the absence of such actual knowledge or notice, the Indenture Trustee may conclusively assume that there is no Indenture Default or Indenture Event of Default.
     (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to the provisions of this Section.
     (e) The Indenture Trustee shall not be liable for indebtedness evidenced by or arising under any of the Operative Agreements, including principal of or interest on the Notes, or interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.
     (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Transfer and Servicing Agreement.
     (g) No provision of this Indenture shall require the Indenture Trustee to expend, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the Indenture Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment of its normal fees and expenses.

     (h) Every provision of this Indenture or any Operative Agreement relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and Section 6.2 and to the provisions of the TIA.
     (i) The Indenture Trustee shall execute and deliver the Transfer and Servicing Agreement and perform its duties thereunder.
     (j) The Indenture Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Fund, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Indenture Trustee is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Indenture Trustee pursuant to this Indenture or any other Operative Agreement and (ii) in accordance with any document or instruction delivered to the Indenture Trustee pursuant to the terms of this Indenture. No implied duties or obligations shall be read into this Indenture or any Operative Agreement against the Indenture Trustee. The Indenture Trustee agrees that it will, at the cost and expense of the Issuer, promptly take all action as may be necessary to discharge any liens on any part of the Trust Fund that result from actions by, or claims against itself (in its individual capacity, and not in the capacity of Indenture Trustee) that are not related to the administration of the Trust Fund.
     SECTION 6.2 Rights of Indenture Trustee.
     (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, which shall not be at the expense of the Indenture Trustee. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel. The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture or in any Operative Agreement shall not be construed as a duty and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.
     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee.
     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.
     (e) The Indenture Trustee may consult with counsel, and any Opinion of Counsel with respect to legal matters relating to this Indenture, any Operative Agreement and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with any Opinion of Counsel of such counsel.

     (f) In the event that the Indenture Trustee is also acting as Paying Agent, Note Registrar or Master Servicer hereunder or under any Operative Agreement, the rights and protections afforded to the Indenture Trustee pursuant to this Article VI shall be afforded to such Paying Agent, Note Registrar and Master Servicer.
     (g) The permissive rights of the Indenture Trustee enumerated herein shall not be construed as duties.
     SECTION 6.3 Individual Rights of Indenture Trustee.
     (a) The Indenture Trustee in its individual or any other capacity may become the Noteholder or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.
     SECTION 6.4 Indenture Trustee’s Disclaimer.
     (a) The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of any of the Operative Agreements or the Notes or the sufficiency of the Trust Fund. The Indenture Trustee shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or the Servicer in this Indenture, any Operative Agreement or in any other document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.
     SECTION 6.5 Notice of Indenture Defaults.
     If an Indenture Default occurs and is continuing and if a Responsible Officer of the Indenture Trustee has actual knowledge thereof, the Indenture Trustee shall give prompt written notice thereof to each Noteholder.
     SECTION 6.6 Reserved.
     SECTION 6.7 Compensation and Indemnity.
     The Indenture Trustee shall be entitled, as compensation for its services, to the Indenture Trustee Fee, as provided in the Transfer and Servicing Agreement. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Indenture Trustee and any co-trustee shall be reimbursed on behalf of the Issuer from funds in the Payment Account, as provided in the Transfer and Servicing Agreement, for all reasonable ordinary out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services (as provided in the Transfer and Servicing Agreement). Reimbursable expenses under this Section shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee, any co-trustee and their respective employees, directors and agents, as provided in the Transfer and Servicing Agreement, against any and all claim, loss, liability or expense (including attorneys’ fees)

incurred by it in connection with the administration of this trust and the performance of its duties hereunder or under any Operative Agreement. The Indenture Trustee or co-trustee, as applicable, shall notify the Issuer and the Securities Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee or the co-trustee, as applicable, to so notify the Issuer and the Securities Administrator shall not relieve the Issuer or the Securities Administrator of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee and any co-trustee may have separate counsel and the fees and expenses of such counsel shall be payable on behalf of the Issuer from funds in the Payment Account. The Issuer shall not be required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee or any co-trustee through the Indenture Trustee’s or co-trustee’s, as the case may be, own willful misconduct, negligence or bad faith.
     The Issuer’s obligations to the Indenture Trustee and any co-trustee pursuant to this Section shall survive the resignation or removal of the Indenture Trustee and the termination or discharge of this Indenture. When the Indenture Trustee or any co-trustee incurs expenses after the occurrence of an Indenture Default specified in Section 5.1(d) or 5.1(e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.
     SECTION 6.8 Replacement of Indenture Trustee.
     (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of such appointment by the successor Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time by giving 90 days’ written notice thereof to the Depositor, the Issuer, each Noteholder and each Rating Agency. The Depositor may remove the Indenture Trustee if:
     (i) the Indenture Trustee fails to comply with Section 6.11;
     (ii) the Indenture Trustee is adjudged bankrupt or insolvent;
     (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or
     (iv) the Indenture Trustee otherwise becomes incapable of acting.
     (b) If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee that satisfies the eligibility requirements of Section 6.11.
     (c) The resigning or removed Indenture Trustee agrees to cooperate with any successor Indenture Trustee in effecting the termination of the resigning or removed Indenture Trustee’s responsibilities and rights hereunder and shall promptly provide such successor Indenture Trustee all documents and records reasonably requested by it to enable it to assume the Indenture Trustee’s functions hereunder.

     (d) A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.
     (e) If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Noteholders evidencing a majority of the then-outstanding Notes by aggregate Class Principal Amount may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
     (f) If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.
     SECTION 6.9 Successor Indenture Trustee by Merger.
     If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide each Rating Agency prior written notice of any such transaction.
     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee.

     SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.
     (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Fund may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Fund, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.
     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
     (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;
     (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
     (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.
     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
     SECTION 6.11 Eligibility; Disqualification.
     The Indenture Trustee shall at all times:
     (a) satisfy the requirements of TIA Section 310(a);
     (b) have a combined capital and surplus of at least $100,000,000 as set forth in its most recently published annual report of condition;
     (c) have a long-term debt rating equivalent to “A” or better by the Rating Agencies or be otherwise acceptable to the Rating Agencies; and
     (d) not be an Affiliate of the Issuer or the Owner Trustee.
     The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.
     SECTION 6.12 Representations and Warranties.
     The Indenture Trustee hereby represents and warrants to the other parties hereto as of the Closing Date or such other date as is specified, that:
     (a) The Indenture Trustee has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with full power and authority to own its assets and conduct its business as presently being conducted.
     (b) The Indenture Trustee has the full power and authority to execute and deliver this Indenture and to perform its obligations hereunder, and the execution, delivery and performance of this Indenture (including all instruments of transfer to be delivered pursuant to this Indenture) by the Indenture Trustee and the consummation of the transactions contemplated hereby have been duly and validly authorized.
     (c) This Indenture constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (d) None of the execution and delivery of this Indenture, the transactions contemplated hereby or the fulfillment of or compliance with the terms and conditions of this Indenture will conflict with or result in a breach of any of the terms, certificate of formation or operating Indenture or any legal restriction or any Indenture or instrument to which the Indenture Trustee is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which Indenture Trustee or its property is subject, or impair the ability of the Trust to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.
     (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Indenture Trustee of or compliance by the Indenture Trustee with this Indenture, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.
     (f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Indenture Trustee which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Indenture Trustee, or in any material impairment of the right or ability of the Indenture Trustee to carry on its business substantially as now conducted, or which would draw into question the validity of this Indenture or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Indenture Trustee to perform under the terms of this Indenture.
     SECTION 6.13 Preferential Collection of Claims Against Issuer.
     The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee which has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.
ARTICLE VII
NOTEHOLDERS’ LISTS AND REPORTS
     SECTION 7.1 Note Registrar To Furnish to the Indenture Trustee the Names and Addresses of Noteholders.
     The Note Registrar will furnish or cause to be furnished to the Indenture Trustee within 30 days after receipt by the Note Registrar of a written request from the Indenture Trustee, a list of the names and addresses of the Noteholders as of a date not more than 10 Business Days prior to the time such list is furnished.
     SECTION 7.2 Preservation of Information; Communications to Noteholders.
     (a) The Note Registrar shall preserve, in the most current form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Noteholders received by the Note Registrar. The Note Registrar may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished. If three or more

Noteholders, or one or more Noteholders of a class of Notes evidencing not less than 25% of the then-outstanding Notes by aggregate Class Principal Amount thereof (hereinafter referred to as “Applicants”) apply in writing to the Note Registrar, and such application states that the Applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes, then the Note Registrar shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Noteholders. Every Noteholder, by receiving and holding a Note, agrees with the Issuer, the Note Registrar and the Indenture Trustee that none of the Issuer, the Note Registrar or the Indenture Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders under this Indenture, regardless of the source from which such information was derived.
     (b) Pursuant to TIA Section 312(b), Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or under the Notes.
     (c) The Issuer, the Note Registrar and the Indenture Trustee shall have the protection of TIA Section 3l2(c).
     SECTION 7.3 Reports by Issuer.
     (a) The Issuer shall:
     (i) file with the Indenture Trustee and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (ii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clause (i) of this Section 7.3(a) and by rules and regulations prescribed from time to time by the Commission.
     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.
     (c) Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officers’ Certificates).
     SECTION 7.4 Reports by Indenture Trustee.
     If required by TIA Section 313(a), within 60 days after each March 1, beginning with March 1, 2006, the Indenture Trustee shall mail to each Noteholder as required by TIA Section

313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).
     A copy of each report at the time of its mailing to the Noteholders shall be filed by the Indenture Trustee with the Commission and each securities exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any securities exchange.
ARTICLE VIII
COLLECTIONS AND RELEASES
     SECTION 8.1 Collection of Money.
     Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Fund, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Indenture Default or Indenture Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.
     SECTION 8.2 Release of Trust Fund.
     (a) Except as otherwise provided in subsections (b) and (c) of this Section and the terms of the Operative Agreements, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt by it of an Issuer Order accompanied by (i) an Officer’s Certificate, (ii) an Opinion of Counsel, (iii) certificates in accordance with TIA Sections 314(c) and 314(d)(1) and (iv)(A) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or (B) an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates; provided, however, that no such Independent Certificates or Opinion of Counsel shall be necessary in respect of property released from the lien of the Indenture in accordance with the provisions hereof if such property consists solely of cash. All such releases shall be subject to the payment of the Indenture Trustee Fee and expenses pursuant to Section 6.7.
     (b) The Servicer (or if the Servicer does not, the Master Servicer), on behalf of the Issuer, shall be entitled to obtain a release from the lien of this Indenture and the release of the Mortgage Files from the Custodian for any Mortgage Loan and the Mortgaged Property at any time:
     (i) after a payment of the Repurchase Price of the Mortgage Loan;

     (ii) after a Qualified Substitute Mortgage Loan is substituted for such Mortgage Loan and payment of the Substitution Adjustment Amount, if any;
     (iii) after liquidation of the Mortgage Loan in accordance with the Transfer and Servicing Agreement and the deposit of all Liquidation Proceeds and Insurance Proceeds in the Collection Account;
     (iv) upon the termination of a Mortgage Loan (due to, among other causes, a prepayment in full of the Mortgage Loan and sale or other disposition of the related Mortgaged Property); or
     (v) as contemplated by Section 9.2 of the Transfer and Servicing Agreement.
     (c) The Indenture Trustee shall, if requested by the Servicer, temporarily release to such party the Mortgage File pursuant to the provisions of the Transfer and Servicing Agreement and the Custodial Agreement; provided, however, that the Mortgage File shall have been stamped to signify the Issuer’s pledge to the Indenture Trustee under the Indenture.
     (d) The Indenture Trustee shall, at such time as there are no Notes that are Outstanding and all sums due to the Noteholders pursuant to the Transfer and Servicing Agreement and all fees and expenses of the Indenture Trustee, the Securities Administrator, the Paying Agent, the Note Registrar and the Master Servicer pursuant to this Indenture, the Note Insurance Agreements or any other Operative Agreement have been paid, release any remaining portion of the Trust Fund that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Collateral Account. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this subsection 8.2 only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1 hereof.
ARTICLE IX
SUPPLEMENTAL INDENTURES
     SECTION 9.1 Supplemental Indentures Without Consent of Noteholders.
     (a) Without the consent of any Noteholder but with prior notice to each Rating Agency, the Issuer, the Securities Administrator, the Depositor and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more supplemental indentures (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:
     (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

     (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and contained in the Notes;
     (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;
     (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;
     (v) (A) to cure any ambiguity, (B) to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provisions herein or in any supplemental indenture or to conform the provisions hereof to those of any Prospectus, (C) to obtain or maintain a rating for a class of Notes from a nationally recognized statistical rating organization, (D) to make any other provisions with respect to matters or questions arising under this Indenture; provided, however, that no such supplemental indenture entered into pursuant to clause (D) of this subclause (v) shall adversely affect in any material respect the interests of any Noteholder not consenting thereto;
     (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or
     (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;
provided, however, that no such supplemental indenture shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel acceptable to the holder of the Certificate stating that such supplemental indenture (i) will not cause the Trust to be subject to United States federal income tax at an entity level and (ii) will not cause the Notes to lose their status as debt for United States federal income tax purposes.
     The Indenture Trustee and the Securities Administrator are hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.
     (b) A letter from each Rating Agency to the effect that any supplemental indenture entered into pursuant to this Section 9.1 will not cause the then-current ratings on the Notes to be qualified, reduced or withdrawn (without regard to the Note Insurance Policy) shall constitute conclusive evidence that such amendment does not adversely affect in any material respect the interests of the Noteholders.

     SECTION 9.2 Supplemental Indentures with Consent of Noteholders.
     The Issuer, the Securities Administrator and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to each Rating Agency and with the consent of the Noteholders representing not less than 66-2/3% of the then-outstanding Notes by aggregate Class Principal Amount, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Noteholder of each Note affected, adversely affect the interests of such Noteholders by (i) reducing in any manner the amount of, or delay the timing of, payments in respect of any Note, (ii) altering the obligations of the Servicer or the Master Servicer to make an Advance or altering the servicing standards set forth in the Transfer and Servicing Agreement, (iii) reducing the aforesaid percentages of Notes the Noteholders of which are required to consent to any such supplemental indenture, without the consent of the Noteholders of all Notes affected thereby or (iv) permitting the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Fund or, except as otherwise permitted or contemplated herein, terminating the lien of this Indenture on any property at any time subject hereto or depriving any Noteholder of the security provided by the lien of this Indenture; provided, further, that no such supplemental indenture shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel acceptable to the holder of the Certificate stating that such supplemental indenture (i) will not cause the Trust to be subject to United States federal income tax at the entity level and (ii) will not cause the Notes to lose their status as debt for United States federal income tax purposes.
     The Indenture Trustee may rely on an Opinion of Counsel to determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon all Noteholders, whether theretofore or thereafter authenticated and delivered hereunder.
     It shall not be necessary under this Section for any Noteholders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if the Noteholders approve the substance thereof.
     Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Issuer shall mail to the Noteholders to which such amendment or supplemental indenture relates, and each Rating Agency a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 9.3 Execution of Supplemental Indentures.
     In executing, or permitting the additional trusts created by any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive and shall be fully protected in relying upon, an Opinion of Counsel to the effect provided below, in addition to the documents required under Section 11.1. Each of the Indenture Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s or the Securities Administrator’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
     In connection with any supplemental indenture pursuant to this Article IX, the Indenture Trustee shall be entitled to receive an Opinion of Counsel to the effect that such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution of such supplemental indenture in accordance with the relevant provisions of this Article IX have been met.
     Nothing in this Section shall be construed to require that any Person obtain the consent of the Indenture Trustee or the Securities Administrator to any amendment or waiver of any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent of the Indenture Trustee is not prohibited by this Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.
     SECTION 9.4 Effect of Supplemental Indenture.
     Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     SECTION 9.5 Conformity with Trust Indenture Act.
     Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.
     SECTION 9.6 Reference in Notes to Supplemental Indentures.
     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee or the Securities Administrator shall, bear a notation in a form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer, the Securities Administrator or the Indenture Trustee shall so determine, new Notes so modified as to conform to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Note Registrar in exchange for Outstanding Notes.
ARTICLE X
REDEMPTION OF NOTES
     SECTION 10.1 Redemption.
     The Notes are subject to redemption pursuant to Section 9.2 of the Transfer and Servicing Agreement. If the Notes are to be redeemed pursuant to Section 9.2 of the Transfer and Servicing Agreement, the Certificateholder or the Servicer, as applicable, shall furnish notice of its exercise of its option to redeem the Notes to the Indenture Trustee, the Securities Administrator and the Master Servicer no later than 20 days prior to the Redemption Date and the Depositor or the Servicer, as applicable, shall deposit the Redemption Price of the Notes to be redeemed no later than the Business Day prior to the Redemption Date with the Securities Administrator in the Payment Account, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.2 hereof to each Noteholder. The Issuer shall furnish each Rating Agency notice of such redemption.
     SECTION 10.2 Form of Redemption Notice.
     (a) Notice of redemption under Section 10.1 shall be given by the Securities Administrator by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than 10 days prior to the applicable Redemption Date to each Noteholder, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Noteholder’s address or facsimile number appearing in the Note Register.
     (b) All notices of redemption shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price; and
     (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2).
     (c) Notice of redemption of the Notes shall be given by the Securities Administrator in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any other Note.
     SECTION 10.3 Notes Payable on Redemption Date.
     The Notes or portions thereof to be redeemed shall, following notice of redemption as required under Section 10.2 (in the case of redemption pursuant to Section 10.1) and remittance to the Indenture Trustee of the Redemption Price as required under Section 10.1, on the

Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.
ARTICLE XI
MISCELLANEOUS
     SECTION 11.1 Compliance Certificates and Opinions, etc.
     (a) Upon any application or request by the Issuer to the Indenture Trustee or the Securities Administrator, Note Registrar or Paying Agent to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee, Securities Administrator, the Note Registrar or the Paying Agent, as applicable: (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (iii) if required by the TIA, an Independent Certificate from a firm of Independent Accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
     (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.
     SECTION 11.2 Form of Documents Delivered.
     In any case where several matters are required to be certified by or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by or covered by the opinion of only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of or representations by an officer or officers of the Depositor, the Issuer, the Servicer or the Master Servicer, stating that the information with respect to such factual matters is in the possession of the Depositor, the Issuer, the Servicer or the Master Servicer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated into one instrument.
     In connection with any application or certificate or report, if the Issuer is required to deliver any document as a condition of the granting of such application or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the right of the Indenture Trustee, the Securities Administrator, the Paying Agent or the Note Registrar to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.
     SECTION 11.3 Acts of Noteholders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing. Except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, if expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c) Ownership of Notes shall be proved by the Note Register.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Noteholder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
     SECTION 11.4 Notices, etc., to the Indenture Trustee, the Securities Administrator, the Issuer and the Rating Agencies.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or Act of any Noteholders or other documents provided or permitted by this Indenture shall be in writing. If such request, demand, authorization, direction, notice, consent, waiver or Act of any Noteholders is to be made upon, given or furnished to or filed with:
     (i) the Indenture Trustee by any Noteholder or by the Issuer, it shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office; or
     (ii) the Securities Administrator or the Note Registrar by the Indenture Trustee, by any Noteholder or by the Issuer, it shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Securities Administrator or the Note Registrar at its Corporate Trust Office as applicable; or
     (iii) the Issuer by the Indenture Trustee, by the Securities Administrator or by any Noteholder, it shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to the address provided in the Transfer and Servicing Agreement, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.
     (b) Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee, the Securities Administrator or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to the address provided in the Transfer and Servicing Agreement or such other address as shall be designated by written notice to the other parties.
     SECTION 11.5 Notices to Noteholders; Waiver.
     Where this Indenture provides for notice to Noteholders of any event, such notice shall be in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Noteholder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
     If it shall be impractical to mail notice of any event of Noteholders due to suspension of regular mail service as a result of a strike, work stoppage or similar activity, any manner of giving such notice that is satisfactory to the Indenture Trustee shall be deemed to be sufficient.
     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstance constitute an Indenture Default or Indenture Event of Default.
     SECTION 11.6 Conflict with Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
     The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.
     SECTION 11.7 Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     SECTION 11.8 Successors and Assigns.
     All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.
     SECTION 11.9 Severability.
     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 11.10 Benefits of Indenture and Consents of Noteholders.
     Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Owner Trustee and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, consents to and agrees to be bound by the terms and conditions of this Indenture.
     SECTION 11.11 Legal Holidays.
     If the date on which any payment is due is not a Business Day, notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.
     SECTION 11.12 Governing Law.
     This indenture shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the general obligations law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
     SECTION 11.13 Counterparts.
     This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     SECTION 11.14 Recording of Indenture.
     If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.
     SECTION 11.15 Trust Obligations.
     (a) No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Master Servicer, the Note Registrar, the Paying Agent, the Securities Administrator or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee, the Note Registrar, the Paying Agent, the Securities Administrator or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Securities Administrator, the Master Servicer, the Note Registrar, the Paying Agent, or the Owner Trustee in its respective individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee, the Note Registrar, the Paying Agent, the Securities Administrator or the Indenture Trustee or of any successor or assign of the Indenture Trustee, the Securities Administrator, the Note Registrar, the Paying Agent or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Note Registrar, the Paying Agent, the Securities Administrator and the Owner Trustee have no such obligations in their respective individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Owner Trust Agreement.
     (b) In addition, (i) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer or the Owner Trustee is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Indenture Trustee and by any Person claiming by, through or under the Indenture Trustee, and (iv) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or the Operative Agreements.
     SECTION 11.16 No Petition.
     The Indenture Trustee and the Securities Administrator, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Operative Agreements.
     SECTION 11.17 Inspection.
     The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee or the Securities Administrator, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee or the Securities Administrator shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee or the Securities Administrator may reasonably determine that such disclosure is consistent with its obligations hereunder.

     IN WITNESS WHEREOF, the Issuer, the Securities Administrator and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

FBR SECURITIZATION TRUST 2005-3, as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

	By:	/s/ Janel R. Havrilla

Name: Janel R. Havrilla
Title: Senior Financial Services Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

	By:	/s/ Sandra Whalen

Name: Sandra Whalen Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as Indenture Trustee

	By:	/s/ Elena Zheng

Name: Elena Zheng
Title: Assistant Vice President
[Indenture]

EXHIBIT A-1
FBR SECURITIZATION TRUST 2005-3
CALLABLE MORTGAGE-BACKED NOTES,
SERIES 2005-3
GLOBAL CLASS [__] NOTES
     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS NOTE REPRESENTS A NON-RECOURSE OBLIGATION OF THE ISSUER AND WILL BE PAID SOLELY FROM THE COLLATERAL SECURING THIS NOTE. THIS NOTE IS NOT INSURED OR GUARANTEED BY THE ISSUER, THE DEPOSITOR, THE SELLER, THE ORIGINATOR, THE SERVICER, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY OTHER PERSON.
     PAYMENT IN REDUCTION OF THE CLASS PRINCIPAL AMOUNT OF THIS NOTE MAY BE MONTHLY AS SET FORTH IN THE INDENTURE REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
     THIS NOTE OR ANY INTEREST THEREIN MAY NOT BE ACQUIRED UNLESS (i) THE PURCHASER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”) OR ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING SUCH NOTE OR INTEREST THEREIN ON BEHALF OF, OR WITH “PLAN ASSETS” (AS DEFINED UNDER THE DEPARTMENT OF LABOR REGULATION (THE “DOL REGULATIONS”) AT 29 C.F.R. SECTION 2510.3-101) OR CORRESPONDING PROVISIONS OF SIMILAR LAW) OF A PLAN; OR (ii) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA, THE CODE OR SIMILAR LAW. EACH INVESTOR IN THIS NOTE WILL BE DEEMED BY

A-1-1

ACQUISITION OF SUCH NOTE OR INTEREST THEREIN TO MAKE THE FOREGOING REPRESENTATIONS IN (i) OR (ii) ABOVE.

A-1-2

FBR SECURITIZATION TRUST 2005-3
CALLABLE MORTGAGE-BACKED NOTES,
SERIES 2005-3
GLOBAL CLASS [___] NOTES

Aggregate Class Principal Amount of	Percentage Interest
the Class [ — ] Notes: $[ — ]	of this Note: [ — ]%

Note Interest Rate: Adjustable	Cut-off Date: October 1, 2005

Number: [ — ]	CUSIP No.: [ — ]
     FBR SECURITIZATION TRUST 2005-3, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of [___]($[___]) payable on each Payment Date pursuant to the Indenture, dated as of October 1, 2005 (as amended and supplemented from time to time, the “Indenture”), among the Issuer, HSBC Bank USA, National Association, as indenture trustee (the “Indenture Trustee”) and Wells Fargo Bank, National Association, as securities administrator (the “Securities Administrator”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Payment Date occurring in October 2035 (the “Maturity Date”) or as otherwise specified in the Indenture. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Indenture or the Transfer and Servicing Agreement, dated as of October 1, 2005 (as amended and supplemented from time to time, the “Transfer and Servicing Agreement”), by and among the Issuer, the Indenture Trustee, FBR Securitization, Inc., as depositor (the “Depositor”), the Securities Administrator, Clayton Fixed Income Services Inc. f/k/a The Murrayhill Company, as credit risk manager, Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and as servicer, and MHC I, Inc., as the seller, which agreements also contain rules as to construction that shall be applicable herein.
     On each Payment Date until the principal of this Note is paid or made available for payment in full, the Issuer will pay interest on this Note at a per annum rate equal to the applicable Note Interest Rate, on the principal amount of this Note outstanding on the immediately preceding Payment Date (after giving effect to all payments of principal made on such preceding Payment Date).
     Payments on this Note will be made on the 25th day of each month or, if such a day is not a Business Day, then on the next succeeding Business Day, commencing in November 2005 (each, a “Payment Date”), to the Person in whose name this Note is registered at the close of business on the applicable Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Note and the amount, if any, required to be paid to all the Notes of the class of Notes represented by this Note. All sums distributable on this Note are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

A-1-3

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.
     Unless the certificate of authentication hereon has been executed by the Securities Administrator whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-1-4

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

FBR SECURITIZATION TRUST 2005-3

By:	Wilmington Trust Company, solely as owner trustee and not in its individual capacity

By:

Authorized Signatory

Dated: November [__], 2005
CERTIFICATE OF AUTHENTICATION
     This is one of the Class [ — ] Notes designated above and referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, solely as Securities Administrator and not in its individual capacity

By:

Authorized Signatory

Dated: November [__], 2005

A-1-5

FBR SECURITIZATION TRUST 2005-3
CALLABLE MORTGAGE-BACKED NOTES,
SERIES 2005-3
     This Note is one of a duly authorized issue of Notes of the Issuer, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders of the Notes. To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. This Note is subject to all terms of the Indenture and the Transfer and Servicing Agreement.
     Payments to each Noteholder shall be made (i) by check mailed to the Person whose name appears as the Registered Noteholder of this Note on the books of the Note Registrar and Paying Agent as of the close of business on each Record Date or (ii) upon written request made to the Note Registrar and Paying Agent prior to the related Record Date by the Noteholder of a Note having an initial Class Principal Amount of not less than $2,500,000, by wire transfer in immediately available funds to an account specified in writing by such Noteholder. The final payment in retirement of this Note shall be made only upon surrender of this Note to the Note Registrar and Paying Agent at the office thereof specified in the notice to Noteholders of such final payment mailed prior to the Payment Date on which the final payment is expected to be made to the Noteholder thereof.
     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered by the Note Registrar upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Noteholder hereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.
     The Notes are subject to optional redemption and a clean-up call in accordance with the Indenture and the Transfer and Servicing Agreement.
     No transfer of this Note or any interest herein to a Plan subject to ERISA, Section 4975 of the Code or any Similar Law or any Person acting directly or indirectly on behalf of any such Plan or any Person using Plan assets to acquire this Note shall be made except in accordance with Section 2.03(a) of the Indenture.

A-1-6

     Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Securities Administrator or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee, the Securities Administrator or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Securities Administrator or the Owner Trustee in its individual capacity, any Noteholder of a beneficial interest in the Issuer, the Owner Trustee, the Securities Administrator or the Indenture Trustee or of any successor or assign of the Indenture Trustee, the Owner Trustee or the Securities Administrator in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
     Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Operative Agreements.
     Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, consents to and agrees to be bound by the terms and conditions of the Indenture and the Transfer and Servicing Agreement.
     The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Fund. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, agrees to treat the Notes for all federal, state and local income tax purposes as indebtedness (except that any Retained Note shall not be treated as issued and outstanding indebtedness for federal income tax purposes).
     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent or any such agent shall be affected by notice to the contrary.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof by supplemental indenture and the modification of the rights and obligations of the Issuer and the rights of the Noteholders of the Notes under the Indenture at any time by the Depositor, the Issuer and the Indenture Trustee with the consent of the Noteholders representing not less

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than 66-2/3% of the then-outstanding Notes by aggregate Class Principal Amount for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders. Any such consent or waiver by the Noteholder of this Note shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the amendment thereof, in certain limited circumstances, or the waiver of certain terms and conditions set forth in the Indenture, without the consent of Noteholders of the Notes issued thereunder.
     The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.
     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.
     THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.
     Anything herein to the contrary notwithstanding, except as expressly provided in the Operative Agreements, none of the Issuer in its individual capacity, the Securities Administrator in its individual capacity, the Owner Trustee in its individual capacity, the Indenture Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Noteholder of this Note by its acceptance hereof agrees that, except as expressly provided in the Operative Agreements, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

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ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee:
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: */

Signature Guaranteed:

*/

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-9

EXHIBIT A-2
FBR SECURITIZATION TRUST 2005-3
CALLABLE MORTGAGE-BACKED NOTES,
SERIES 2005-3
GLOBAL CLASS [N-1] [N-2] NOTES
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. BEFORE ANY INTEREST IN A CERTIFICATED NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, THE TRANSFEREE (OTHER THAN BY AN AFFILIATE OF THE ISSUER) WILL BE REQUIRED TO PROVIDE THE INDENTURE TRUSTEE WITH AN INVESTMENT REPRESENTATION LETTER IN THE FORM ATTACHED TO THE INDENTURE. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO MAKE THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SUCH INVESTMENT REPRESENTATION LETTER.
THIS NOTE OR ANY INTEREST HEREIN MAY NOT BE ACQUIRED UNLESS (I) THE PURCHASER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR RETIREMENT ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), OR A CHURCH PLAN (AS DEFINED IN

A-2-1

SECTION 3(33) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”) OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN OR (II) THE ACQUISITION AND HOLDING OF THE CLASS N NOTES OR ANY INTERESTS THEREIN WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA, THE CODE OR SIMILAR LAW. ANY PURCHASER OR TRANSFEREE OF THE NOTE OR A BENEFICIAL INTEREST IN THE NOTE THAT IS A BOOK ENTRY NOTE WILL BE DEEMED TO REPRESENT THAT CLAUSE (I) OR (II) APPLIES BY VIRTUE OF ITS ACQUISITION OF SUCH NOTE.
EACH NOTEHOLDER, BY ACCEPTANCE OF THIS NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN THIS NOTE, COVENANTS AND AGREES THAT BY ACCEPTING THE BENEFITS OF THE INDENTURE THAT SUCH NOTEHOLDER OR NOTE OWNER WILL NOT AT ANY TIME INSTITUTE AGAINST THE DEPOSITOR OR THE ISSUER, OR JOIN IN ANY INSTITUTION AGAINST THE DEPOSITOR OR THE ISSUER OF, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY, RECEIVERSHIP OR LIQUIDATION PROCEEDING OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.
THIS NOTE REPRESENTS A NON-RECOURSE OBLIGATION OF THE ISSUER AND WILL BE PAID SOLELY FROM THE COLLATERAL SECURING THIS NOTE. THIS NOTE IS NOT INSURED OR GUARANTEED BY THE ISSUER, THE DEPOSITOR, THE SELLER, THE ORIGINATOR, THE SERVICER, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PERSON.
PAYMENTS IN REDUCTION OF THE CLASS PRINCIPAL AMOUNT OF THIS NOTE MAY BE MADE MONTHLY AS SET FORTH IN THE INDENTURE REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

A-2-2

FBR SECURITIZATION TRUST 2005-3
CALLABLE MORTGAGE-BACKED NOTES, SERIES 2005-3
GLOBAL CLASS [N-1] [N-2] NOTES

Aggregate Class Principal Amount as of the Closing Date: $[ ]	Percentage Interest of this Note:

Note Interest Rate: % per annum	Cut-off Date: October 1, 2005

CUSIP:

Number.
     FBR SECURITIZATION TRUST 2005-3, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of [___] Dollars ($[ ]) payable on each Payment Date pursuant to the Indenture, dated as of October 1, 2005 (as amended and supplemented from time to time, the “Indenture”), among the Issuer, HSBC Bank USA, National Association, as indenture trustee (the “Indenture Trustee”) and Wells Fargo Bank, National Association, as securities administrator (the “Securities Administrator”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Payment Date occurring in October 2035 (the “Maturity Date”) or as otherwise specified in the Indenture. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Indenture or the Transfer and Servicing Agreement, dated as of October 1, 2005 (as amended and supplemented from time to time, the “Transfer and Servicing Agreement”), by and among the Issuer, the Indenture Trustee, FBR Securitization, Inc., as depositor (the “Depositor”), the Securities Administrator, Clayton Fixed Income Services Inc. f/k/a The Murrayhill Company, as credit risk manager, Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and as servicer, and MHC I, Inc., as the seller, which agreements also contain rules as to construction that shall be applicable herein.
     On each Payment Date until the principal of this Note is paid or made available for payment in full, the Issuer will pay interest on this Note at a per annum rate equal to the applicable Note Interest Rate, on the principal amount of this Note outstanding on the immediately preceding Payment Date (after giving effect to all payments of principal made on such preceding Payment Date)         .
     Payments on this Note will be made on the 25th day of each month or, if such a day is not a Business Day, then on the next succeeding Business Day, commencing in November 2005 (each, a “Payment Date”), to the Person in whose name this Note is registered at the close of business on the applicable Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Note and the amount, if any, required to be paid to all the Notes of the class of Notes represented by this Note. All sums distributable on this Note are payable in the coin or currency of the United States of America which at the time of payment is legal tender for

A-2-3

the payment of public and private debts. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.
     Unless the certificate of authentication hereon has been executed by the Securities Administrator whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-2-4

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

FBR SECURITIZATION TRUST 2005-3

By:	Wilmington Trust Company, solely as owner trustee and not in its individual capacity

By:

Authorized Signatory

Dated: November [__], 2005
CERTIFICATE OF AUTHENTICATION
     This is one of the Class N Notes designated above and referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, solely as Securities Administrator and not in its individual capacity

By:

Authorized Signatory

Dated: November [__], 2005

A-2-5

FBR SECURITIZATION TRUST 2005-3
CALLABLE MORTGAGE-BACKED NOTES,
SERIES 2005-3
     This Note is one of a duly authorized issue of Notes of the Issuer, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders of the Notes. To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. This Note is subject to all terms of the Indenture and the Transfer and Servicing Agreement.
     Payments to each Noteholder shall be made (i) by check mailed to the Person whose name appears as the Registered Noteholder of this Note on the books of the Note Registrar and Paying Agent as of the close of business on each Record Date or (ii) upon written request made to the Note Registrar and Paying Agent prior to the related Record Date by the Noteholder of a Note having an initial Class Principal Amount of not less than $2,500,000, by wire transfer in immediately available funds to an account specified in writing by such Noteholder. The final payment in retirement of this Note shall be made only upon surrender of this Note to the Note Registrar and Paying Agent at the office thereof specified in the notice to Noteholders of such final payment mailed prior to the Payment Date on which the final payment is expected to be made to the Noteholder thereof.
     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered by the Note Registrar upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Noteholder hereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.
     No transfer, sale, pledge or other disposition of this Note or interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Note is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositor or one of its Affiliates), then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the Noteholder desiring to effect such transfer

A-2-6

substantially in the form attached as Exhibit C-1 to the Indenture (which in the case of Book-Entry Notes, the Note Owner will be deemed to have represented such certification) and a certificate from such Noteholder’s prospective transferee substantially in the form attached as Exhibit C-2 to the Indenture (which in the case of the Book-Entry Notes, the Note Owner’s prospective transferee will be deemed to have represented such certification). None of the Issuer, the Depositor, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification. Any Noteholder desiring to effect a transfer of Notes or interests therein shall, and does hereby agree to, indemnify the Issuer, the Depositor, the Securities Administrator, the Owner Trustee, the Indenture Trustee and the Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.
     No transfer of this Note or any interest herein to a Plan subject to ERISA, Section 4975 of the Code or any Similar Law or any Person acting directly or indirectly on behalf of any such Plan or any Person using Plan assets to acquire this Note shall be made except in accordance with Section 2.03(a) of the Indenture.
     The Notes are subject to optional redemption and a clean-up call in accordance with the Indenture and the Transfer and Servicing Agreement.
     Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Securities Administrator or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee, the Securities Administrator or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Securities Administrator or the Owner Trustee in its individual capacity, any Noteholder of a beneficial interest in the Issuer, the Owner Trustee, the Securities Administrator or the Indenture Trustee or of any successor or assign of the Indenture Trustee, the Owner Trustee or the Securities Administrator in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
     Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Operative Agreements.
     Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, consents to and agrees to be bound by the terms and conditions of the Indenture and the Transfer and Servicing Agreement.

A-2-7

     The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income and franchise tax purposes, the Notes will be debt. Each Noteholder, by acceptance of a Note or a beneficial interest in a Note, agrees to treat the Notes for all federal, state and local income tax purposes as debt (except that any Retained Note shall not be treated as issued and outstanding indebtedness for federal income tax purposes).
     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent or any such agent shall be affected by notice to the contrary.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof by supplemental indenture and the modification of the rights and obligations of the Issuer and the rights of the Noteholders of the Notes under the Indenture at any time by the Depositor, the Issuer and the Indenture Trustee with the consent of the Noteholders representing not less than 66-2/3% of the then-outstanding Notes by aggregate Class Principal Amount for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders. Any such consent or waiver by the Noteholder of this Note shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the amendment thereof, in certain limited circumstances, or the waiver of certain terms and conditions set forth in the Indenture, without the consent of Noteholders of the Notes issued thereunder.
     The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.
     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.
     THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

A-2-8

     Anything herein to the contrary notwithstanding, except as expressly provided in the Operative Agreements, none of the Issuer in its individual capacity, the Owner Trustee in its individual capacity, the Indenture Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Noteholder of this Note by its acceptance hereof agrees that, except as expressly provided in the Operative Agreements, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

A-2-9

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee:
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: */
Signature Guaranteed:
*/

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-10

EXHIBIT B
FORM OF ERISA TRANSFER AFFIDAVIT

date

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

Re:	FBR SECURITIZATION TRUST 2005-3 Callable Mortgage-Backed Notes, Series 2005-3
     1. The undersigned is the ___of ___(the “Investor”), a [corporation duly organized] and existing under the laws of ___, on behalf of which s/he makes this affidavit.
     2. The Investor hereby confirms (i) it is not an employee benefit plan or other plan or arrangement subject to Title I of ERISA or Section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) or other employee benefit plan or arrangement that is subject to any federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or any Person who is directly or indirectly purchasing such Note or interest therein on behalf of, or with “plan assets” (as defined under the Department of Labor Regulation (the “DOL Regulations”) at 29 C.F.R. Section 2510.3-101) or corresponding provisions of Similar Law) of a Plan; or (ii) the acquisition and holding of the Note or any interest therein will not give rise to a nonexempt prohibited transaction under ERISA, the Code or Similar Law.
     3. The Investor hereby acknowledges that under the terms of the Indenture, dated as of October 1, 2005, among FBR Securitization Trust 2005-3, as Issuer, Wells Fargo Bank, National Association, as Securities Administrator, and HSBC Bank USA, National Association, as Indenture Trustee, no transfer of any Note shall be permitted to be made to any person unless the Indenture Trustee has received a certificate from such transferee in the form hereof.
     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ___day of ___, 20___.

[Investor]

By:

Name:
Title:

B-1

ATTEST:

STATE OF	)
) ss.:
COUNTY OF	)
     Personally appeared before me the above-named ___, known or proved to me to be the same person who executed the foregoing instrument and to be the ___of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.
     Subscribed and sworn before me this ___day of ___20___.

NOTARY PUBLIC

My commission expires the
day of , 20 .

B-2

EXHIBIT C-1
FORM OF TRANSFEROR CERTIFICATE
FOR TRANSFERS OF THE NOTES
[DATE]
[NOTE REGISTRAR]
     Re: FBR Securitization Trust 2005-3 Notes ( the “Notes”)
Ladies and Gentlemen:
     In connection with the sale by ___(the “Transferor”) to ___ (the “Transferee”) of the Notes having an initial aggregate Note Balance as of November 9, 2005 (the “Closing Date”) of $___(the “Transferred Notes”). The Notes, including the Transferred Notes, were issued pursuant to the Indenture, dated as of October 1, 2005 (the “Indenture”), among FBR Securitization Trust 2005-3 (the “Issuer”), HSBC Bank USA, National Association (the “Indenture Trustee”) and Wells Fargo Bank, National Association, as securities administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture. The Transferor hereby certifies, represents and warrants to you, as Note Registrar, and for the benefit of the Issuer, the Indenture Trustee and the Transferee, that:
     1 The Transferor is the lawful owner of the Transferred Notes with the full right to transfer such Notes free from any and all claims and encumbrances whatsoever.
     2 Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Note, any interest in any Note or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Note, any interest in any Note or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Note under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of any Note a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Note pursuant to the Securities Act or any state securities laws.
     3 The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act (a “Qualified Institutional Buyer”) purchasing for its own account or for the account of a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the

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Transferor and any person acting on behalf of the Transferor in this matter have relied upon the following method(s) of establishing the Transferee’s ownership and discretionary investments of securities (check one or more):
___	(a) The Transferee’s most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Note in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

___	(b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Note in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

___	(c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Note in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

___	(d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee’s most recent fiscal year, or, in the case of a Transferee that is a member of a “family of investment companies”, as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the “family of investment companies” as of a specific date on or since the close of the Transferee’s most recent fiscal year.
     4 The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:
___	(a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with the Transferee; securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer; securities of issuers that are part of the Transferee’s “family of investment companies”, if the Transferee is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

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___	(b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market;

___	(c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.
     5 The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.
     6 The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Transferred Notes and payments thereon, (b) the nature and performance of the Underlying Certificates and the Mortgage Loans, (c) the Indenture and the Trust Estate, and (d) any credit enhancement mechanism associated with the Transferred Notes, that the Transferee has requested.

Very truly yours,

(Transferor)

By:

Name:
Title:

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EXHIBIT C-2
FORM OF TRANSFEREE CERTIFICATE
FOR TRANSFERS OF THE NOTES
[DATE]
[NOTE REGISTRAR]
     Re: FBR Securitization Trust 2005-3 Notes ( the “Notes”)
Ladies and Gentlemen:
     ___(the “Transferee”) intends to purchase from ___(the “Transferor”) the Notes having an initial aggregate Note Balance as of November 9, 2005 (the “Closing Date”) of $___(the “Transferred Notes”). The Notes, including the Transferred Notes, were issued pursuant to the Indenture dated as of October 1, 2005 (the “Indenture”), among FBR Securitization Trust 2005-3 (the “Issuer”), HSBC Bank USA, National Association as indenture trustee (the “Indenture Trustee”), and Wells Fargo Bank, National Association, as securities administrator. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Transferee hereby certifies, represents and warrants to you, as Note Registrar, and for the benefit of the Issuer, the Indenture Trustee and the Transferor, that:
     1 If the Transferee is a “qualified institutional buyer” (a “Qualified Institutional Buyer”) as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Notes is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Notes for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Notes may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.
     2 The Transferee has been furnished with all information regarding (a) the Transferred Notes and payments thereon, (b) the nature and performance of the Underlying Certificates and the Mortgage Loans, (c) the Indenture, and (d) any credit enhancement mechanism associated with the Transferred Notes, that it has requested.
     3 The Transferee represents that either (a) or (b) is satisfied, as marked below:
___	(a) it is not an employee benefit plan or arrangement that is subject to Title I of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA)

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that is subject to any federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), nor any Person who is directly or indirectly purchasing such Note or interest therein on behalf of, or with “plan assets” of a Plan; or

___	(b) the acquisition and holding of the Note or any interest herein will not give rise to a nonexempt prohibited transaction under ERISA, the Code or Similar Law.
     Any Person acquiring or accepting the Note or interest in the Note that is a Book-Entry Note will be deemed to represent that clause (a) or (b) applies by virtue of its acquisition or acceptance of such Note or interest therein.

Very truly yours,

(Transferee)

By:

Name:
Title:

C-2-2

ANNEX 1 TO EXHIBIT C-2
QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
[for Transferees other than Registered Investment Companies]
     The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [name of Note Registrar], as Note Registrar, with respect to the Notes being transferred (the “Transferred Notes”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:
     1 As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Notes (the “Transferee”).
     2 The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Transferee owned and/or invested on a discretionary basis $___in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.
___	Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___	Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Note in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

___	Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a

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date not more than 16 months preceding the date of sale of the Note in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

___	Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

___	Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

___	State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___	Investment Advisor. The Transferee is an investment advisor registered under the investment Advisers Act of 1940, as amended.

___	Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

     3 The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.
     4 For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its

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financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.
5 The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Notes are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

Yes	No	Will the Transferee be purchasing the Transferred Notes only for the Transferee’s own account?
     6 If the answer to the foregoing question is “no”, then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.
     7 The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s purchase of the Transferred Notes will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

Print Name of Transferee

By:

Name:
Title:

Date:

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ANNEX 2 to EXHIBIT C-2
QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
[for Transferees that are Registered Investment Companies]
The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [name of Note Registrar], as Note Registrar, with respect to the Notes being transferred (the “Transferred Notes”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:
     1 As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).
     2 The Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee’s Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.
___	The Transferee owned and/or invested on a discretionary basis $___in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___	The Transferee is part of a Family of Investment Companies which owned in the aggregate $___in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).
     3 The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned

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subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).
     4 The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee’s Family of Investment Companies, the securities referred to in this paragraph were excluded.
     5 The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

Yes	No	Will the Transferee be purchasing the Transferred Notes only for the Transferee’s own account?
     6 If the answer to the foregoing question is “no”, then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.
     7 The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Transferred Notes will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Transferee or Adviser

By:

Name:
Title:

IF AN ADVISER:

Print Name of Transferee

Date

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